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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

     We consent to incorporation by reference in the registration statements (File No. 333-37865, No. 333-82933, No. 33-91194, No. 333-77417, No. 333-43391,
and No. 33-59256) on Form S-8 of infoUSA Inc. of our report dated January 24, 2000, relating to the consolidated balance sheet as of December 31, 1999 of infoUSA Inc. and subsidiaries and the related statements of income, shareholders' equity and comprehensive income, and cash flows for the two years in the period ended December 31, 1999, and related schedule, which report appears in the December 31, 1999, annual report on Form 10-K of infoUSA Inc.

                                                        /s/ KPMG LLP
                                                        -----------------------
                                                        KPMG LLP

Omaha, Nebraska
March 17, 2000